1
Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the following Registration Statements:
(1)

Registration Statement (Form S-3D No. 333-20683) of Capital City Bank Group,

Inc.,
(2)

Registration Statement (Form S-8 No. 333-36693) of Capital City Bank Group,

Inc., and
(3)

Registration Statement (Form S-8 No. 333-256134) of Capital City Bank Group,

Inc.

of our report dated March 1, 2021, with respect to the consolidated financial statements of Capital City Bank Group, Inc. included
in this Annual Report (Form 10-K) of Capital City Bank Group, Inc.

for the year ended December 31, 2020.
/s/ Ernst & Young,

LLP
Tallahassee, Florida
March 1, 2023